UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

FNB United Corp.

(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 21, 2011, FNB United Corp., a North Carolina corporation (the “Company”), completed its previously announced acquisition of Bank of Granite Corporation, a Delaware corporation (“Granite”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 26, 2011 (as amended, the “Merger Agreement”), by and among the Company, Gamma Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Granite, Merger Sub merged with and into Granite, with Granite continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Merger”).

Upon the closing of the Merger, each outstanding share of Granite common stock, par value $1.00 per share, other than shares held by the Company, Granite or any of their respective wholly owned subsidiaries and other than shares owned in a fiduciary capacity or as a result of debts previously contracted, was converted into the right to receive 3.375 shares of the Company’s common stock. As a result of the Merger, the Company will issue approximately 52.2 million shares of Company common stock to Granite stockholders in the aggregate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K previously filed by the Company on April 27, 2011 and is incorporated by reference herein.

A copy of the press release dated October 24, 2011 announcing the completion of the Merger, the Recapitalization (as defined below) and the transactions contemplated thereby, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

As previously described by the Company in Current Reports on Form 8-K filed on April 27, 2011; June 16, 2011 and August 5, 2011, and in its Registration Statement on Form S-4 (File No. 333-176357) and joint proxy statement/prospectus dated September 15, 2011 (the “Joint Proxy/Prospectus”), on October 21, 2011, the Company consummated the issuance of an aggregate of $310 million of the Company’s common stock to certain accredited investors at a purchase price of $0.16 per share (such issuances collectively, the “Recapitalization”).

As previously described by the Company in a Current Report on Form 8-K filed on August 18, 2011 and in the Joint Proxy/Prospectus, the Company also consummated the issuance and sale of the Company’s common stock to the United States Department of the Treasury in exchange for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, previously held by the Department of the Treasury, and the issuance of an amended warrant to the United States Department of the Treasury on October 21, 2011.

The foregoing issuances and sales of the common stock of the Company are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 21, 2011, effective upon the consummation of the Merger and the Recapitalization, nine directors of the Company – Larry E. Brooks; James M. Campbell, Jr.; R. Larry Campbell; Darrell L. Frye; Hal F. Huffman, Jr.; Thomas A. Jordan; Lynn S. Lloyd, Eugene B. McLaurin, II; and Carl G. Yale – resigned as members of the Company’s Board of Directors. None of the directors resigned from the Board of Directors because of any disagreements relating to the Company’s operations, policies or practices.

On October 21, 2011, effective upon the consummation of the Merger, R. Larry Campbell, the Company’s and CommunityONE’s President and Chief Executive Officer; Mark A. Severson, the Company’s Executive Vice President and Treasurer and the Chief Financial Officer and Executive Vice President of CommunityONE Bank; and R. Mark Hensley, Executive Vice President and Chief Banking Officer of CommunityONE Bank, each resigned.

(c) On October 21, 2011, following the consummation of the Merger and the Recapitalization, the following persons were appointed to hold the principal office indicated opposite his name, effective immediately, each to hold such office or offices until his successor is duly elected and qualified or as otherwise provided by the by-laws of the Company:

Chief Executive Officer	Brian E. Simpson
President	Robert L. Reid
Chief Financial Officer	David L. Nielsen

The biographical information for each of Messrs. Simpson, Reid and Nielsen is set forth on page 76 of the Joint Proxy/Prospectus and are incorporated herein by reference.

Each of Messrs. Simpson, Reid and Nielsen is a party to a Consulting and Services Agreement (the “Consulting Agreements”) with the Company. Pursuant to the terms of the Consulting Agreements, each received a “success fee” of $350,000 upon the closing of the Recapitalization and the Merger. Each of Messrs. Simpson, Reid and Nielsen have entered into subscription agreements with the Company in connection with the Recapitalization. Mr. Simpson and an affiliate of Mr. Simpson purchased an aggregate of $386,750 of the Company’s common stock, an affiliate of Mr. Reid purchased an aggregate of $386,750 and Mr. Nielsen and an affiliate of Mr. Nielsen purchased an aggregate of $375,000.

The Company has entered into employment agreements (the “Employment Agreements”) with each of Messrs. Simpson, Reid and Nielsen. The material terms of the Employment Agreements are described on page 80 of the Joint Proxy/Prospectus and are incorporated herein by reference. The employment agreements for each of Messrs. Simpson, Reid and Nielsen are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and each are incorporated herein by reference.

(d) On October 21, 2011, the Company’s Board of Directors elected the following individuals to fill the nine vacancies created by the resignations described above. The elections were effective as of October 21, 2011. The class to which each director has been appointed, and the year upon which such term expires, is set forth below.

Austin A. Adams (Chairman) - Class II (term ending in 2012)

John J. Bresnan - Class III (term ending in 2013)

Scott B. Kauffman - Class I (term ending in 2014)

Jerry R. Licari - Class III (term ending in 2013)

J. Chandler Martin - Class I (term ending in 2014)

Robert L. Reid - Class III (term ending in 2013)

Louis A. “Jerry” Schmitt - Class II (term ending in 2012)

Brian E. Simpson - Class I (term ending in 2014)

Boyd C. Wilson, Jr. - Class II (term ending in 2012)

Messrs. Bresnan and Kaufman were elected to the Board of Directors pursuant to the investment agreements executed with an affiliate of The Carlyle Group and affiliates of Oak Hill Capital Partners, respectively, in connection with the Recapitalization, as described in Item 3.02 of this Current Report on Form 8-K. Mr. Wilson, a former member of the Granite board of directors, was appointed to the Company’s Board of Directors in connection with the Merger.

The new directors have been appointed to the following committees of the Board of Directors:

Audit Committee: Messrs. Licari (Chair), Martin and Wilson

Compensation and Nominating Committee: Messrs. Adams, Bresnan, Kauffman and Schmitt (Chair)

The Board of Directors appointed Messrs. Simpson (Chair), Adams, Bresnan, Kauffman and Reid to the newly created Strategic Planning Committee, and appointed Messrs. Martin (Chair), H. Ray McKenney, Jr., Schmitt and Wilson to the newly created Risk Management Committee.

As described above, Messrs. Simpson and Reid are each party to Consulting Agreements with the Company. Pursuant to the terms of the Consulting Agreements, each received a “success fee” of $350,000 upon the closing of the Recapitalization and the Merger.

Each of Messrs. Simpson and Reid entered into subscription agreements with the Company in connection with the Recapitalization. Mr. Simpson and an affiliate of Mr. Simpson purchased an aggregate of $386,750 of the Company’s common stock and an affiliate of Mr. Reid purchased $386,750.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2011, the Company filed an amendment to its articles of incorporation (the “Amendment”) to increase the number of authorized shares of the Company’s stock from 150,200,000 to 2,510,000,000, consisting of 2,500,000,000 shares of common stock (an increase from 150,000,000 shares) and 10,000,000 shares of preferred stock (an increase from 200,000 shares). A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s shareholders at the 2011 Annual Meeting of Shareholders held on October 19, 2011 (the “Annual Meeting”). Further information about the proposals may be found on pages 163-180 of the Joint Proxy/Prospectus.

At the Annual Meeting, shareholders present in person or by proxy approved the matters described below, based on the following votes:

1.	To approve the issuance of shares of the Company’s common stock in the Merger.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,371,796	153,972	15,085	1,712,803

2.	To approve the issuance of up to 1,921,562,500 shares of Company common stock at $0.16 per share under investment agreements and subscription agreements with private investors.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,207,557	231,821	101,475	1,712,803

3.	To approve the issuance of up to 15,937,500 shares of Company common stock to certain current directors of the Company, prospective directors and executive officers of, and consultants to, the Company and a director of Granite who is also a prospective director of the Company, at $0.16 per share under the subscription agreements with such individuals.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,901,820	509,064	129,967	1,712,803

4.	To approve the issuance of shares of Company common stock to the United States Department of the Treasury in exchange for Company Fixed Rate Cumulative Perpetual Preferred Stock, Series A, held by the United States Department of the Treasury.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,272,809	170,533	97,511	1,712,803

5.	To adopt an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Company stock from 150,200,000 to 2,510,000,000, consisting of 2,500,000,000 shares of common stock (an increase from 150,000,000 shares) and 10,000,000 shares of preferred stock (an increase from 200,000 shares).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,038,487	407,643	94,722	1,712,803

6.	To adopt an amendment to the Company’s articles of incorporation to effect a one-for-one hundred reverse stock split of Company common stock.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,988,082	422,930	129,840	1,712,803

7.	To elect three Class I Directors to serve for three-year terms expiring at the Company’s annual meeting in 2014.

Name of Director	For	Withheld	Broker Non-Votes
Darrell L. Frye	6,935,509	576,328	1,741,817
Hal F. Huffman, Jr.	6,944,870	566,966	1,741,817
Lynn S. Lloyd	6,929,068	582,768	1,741,817

8.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as determined by the Compensation Committee of the Board of Directors.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,655,632	661,600	223,619	1,712,803

9.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2011.

Votes For	Votes Against	Votes Abstained
8,936,468	199,445	117,743

10.	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the proposals.

Votes For	Votes Against	Votes Abstained
8,715,897	316,790	220,967

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation, dated October 19, 2011

10.1	Employment Agreement by and among FNB United Corp., CommunityONE Bank, National Association and Brian E. Simpson, dated as of October 21, 2011

10.2	Employment Agreement by and among FNB United Corp., CommunityONE Bank, National Association and Robert L. Reid, dated as of October 21, 2011

10.3	Employment Agreement by and among FNB United Corp., CommunityONE Bank, National Association and David L. Nielsen, dated as of October 21, 2011

99.1	Press Release, dated October 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB United Corp. (Registrant)

October 25, 2011 (Date)	/s/ Brian Simpson Brian Simpson Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation, dated October 19, 2011

10.1	Employment Agreement by and among FNB United Corp., CommunityONE Bank, National Association and Brian E. Simpson, dated as of October 21, 2011

10.2	Employment Agreement by and among FNB United Corp., CommunityONE Bank, National Association and Robert L. Reid, dated as of October 21, 2011

10.3	Employment Agreement by and among FNB United Corp., CommunityONE Bank, National Association and David L. Nielsen, dated as of October 21, 2011

99.1	Press Release, dated October 24, 2011.